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                                                                    Exhibit 10.8

                               OPERATOR AGREEMENT

                                     Between

                         SOCIETE DES MINES DE MORILA SA

                                       and

                           ANGLOGOLD SERVICES MALI SA

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                                TABLE OF CONTENTS

1.  PARTIES ...............................................................    1

2.  INTERPRETATION ........................................................    2

3.  INTRODUCTION ..........................................................    8

4.  CONDITION PRECEDENT ...................................................    9

5.  APPOINTMENT ...........................................................   10

6.  DURATION ..............................................................   11

7.  THE SERVICES ..........................................................   12

8.  REMUNERATION ..........................................................   12

9.  REPORTING .............................................................   12

10. ACCESS ................................................................   14

11. ACCOUNTS ..............................................................   15

12. FORCE MAJEURE .........................................................   15

13. CONFIDENTIALITY .......................................................   17

14. BREACH ................................................................   17

15. CESSION ...............................................................   18

16. DOMICILIUM ............................................................   18

17. COSTS .................................................................   20

18. GOVERNING LAW .........................................................   20

19. ARBTTRAT1ON ...........................................................   20

20. GENERAL ...............................................................   21

SCHEDULE 3.1

SCHEDULE 3.2

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                                OPERATOR AGREEMENT

1.    PART1ES

1.1   SOCIETE DES MINES DE MORIL & SA

1.2   ANGLOGOLD SERVICES MALI SA

2.    INTERPRETATION

2.1 The headnotes to the clauses of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2 Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

      "Affiliate"       Anser, its holding company and subsidiaries of its
                        holding company;

      "this Agreement"  this Operator Agreement, together with its schedules;

      "AngloGold"       AngloGold Limited, a company with limited liability,
                        incorporated in accordance with the laws of the Republic of South Africa.

      "Annual           the programme and budget for the operation of the Mine
      Operating         in respect of each Financial Year, which includes (but
      Budget"           is not limited to) the estimated monthly operating costs
                        and revenues of the Mine;

      "Anser"           Anglogold Services Mali SA, a wholly owned
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                        subsidiary of AngloGold, incorporated in accordance with
                        the laws of Mali.

      "Approved         a Programme which has been approved by the Board;
       Programme"

      "the Area"        the exploitation area more fully described in the
                        Exploitation Permit;

      "the Board"       the board of directors of Morila;

      "the Budget"      the budget of Morila in respect of each Financial Year;

      "Business Day"    every day except Saturdays, Sundays and official public
                        holidays in Mali;

      "the Business     the long term plan in respect of the Mine in connection
      Plan"             with and concerning the exploitation of exploitable
                        reserves and resources;

      "the Capital      the capital programme and budget in respect of the
      Budget"           development, construction and operation of the Mine,
                        which shall be consistent with the Mining Plan and which shall include the Capital Expenditure Estimate;

      "Capital          the estimated costs of equipment and services for the
      Expenditure       construction of the Mine, together with all costs
      Estimate"         ancillary thereto, including (but not limited to)
                        engineering and other costs, and the costs of the operation of the Mine prior to Commercial Production;

      "Capital          any work of a special nature, including (without
       Project"         limitation) shafts and all ancillaries, open pits,
                        capital development, mining and underground equipment, all plant, machinery, vehicles, service installations, equipment, all housing units of whatsoever nature and all general and special purpose buildings (whether temporary or permanent) and all additions, alterations and improvements thereto and all maintenance and operational work carried and all capital spares and stores procured, in each case, during the construction

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                        period;

      "Commencement     23 June 2000, or such later date as the Parties may
      Date"             agree in writing;

      "Commercial       the date on which Morila shall sell the first gold
      Production"       produced by the Mine, excluding any gold produced during
                        the course of test operations;

      "the Condition"   the condition specified in clause 4.1;

      "the Convention"  the Establishment Convention in respect of the Project, dated 22 April 1982, as amended from time to time;

      "Development"     all preparation for the removal and recovery of ore and
                        the generation of Production, the construction of the Mine, and the construction and maintenance of all facilities required in respect of mining, handling, milling, processing and/or other beneficiation of Production;

      "the Engineering all expenditure of a capital nature incurred by or on Fee Base Amount" behalf of Morila in respect of the Project, but excluding:

                        (i) the cost of boreholes drilled from the natural surface of the land for the purposes of obtaining geological information;

                        (ii)  the cost of land;

                        (iii) the cost of acquisition of prospecting, mineral
                              and/or mining rights;

                        (iv) the cost of raising, and interest on, funds required to meet the cost of a Capital Project;

                        (v) the cost of replacement of major equipment with equipment of substantially similar type or size;

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                                                                          Page 4


                        (vi) all management fees payable to Anser in terms of clause 4 of Schedule 3.2;

                        (vii) all engineering fees payable to Anser in terms of
                              clause 5 of Schedule 3.2;

                        (viii) all consultative fees payable to Anser in terms
                               of clause 6; of Schedule 3.2;

                        (ix) exploitation expenditure incurred in trial mining and/or trial milling after the construction, commissioning and hand over process; and

                        (x) the cost of any special investigational work, including any consultative fees paid to Anser in terms of clause 6 of Schedule 3.2;

      "Exploitation"    the exploitation of the Morila Deposit;

      "Exploitation     the exploitation permit entitling Morila to exploit and
      Permit"           to mine for metals in, on and under the area;

      "the Feasibility  the feasibility study undertaken in respect of the
      Study"            Morila Deposit;

      "Financial Year"  the financial year of Morila, ending on 31 December of every year;

      "Marketing"       the marketing of all metals produced as a result of
                        Exploitation, including (without limitation) transacting and administration services for all gold sales, metal sales and metals hedging activities;

      "Metals" gold, silver, platinum group metals, and all associated metals, including the ores thereof;

      "the Mine"        the mine workings and access thereto to be established

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                        in respect of the exploitation of Morila, including (but
                        not limited to) open pits, workings and facilities (whether underground or not), machinery, equipment, housing, oxide and sulphide plant and tailings dam, transport facilities, and all other facilities relating to and connected with the exploitation by Morila of the Morila Deposit;

      "Mining Plan"     a time related schedule of tonnages and grade of ore to
                        be extracted from the Mine, together with the proposed sequence of waste removal and ore exposure, as envisaged on an annual basis, from the Mine;

      "the Morila       all deposits of Metals in the Area, including (but not
      Deposit"          limited to) the deposits of Metals identified by Morila;

      "Morila" Societe des Mines de Morila SA, a company with limited liability incorporated in accordance with the laws of the Republic of Mali;

      "Outside          any independent consultant who is not an employee of the
      Consultant"       Affiliates;

      "Outside Firm"    any company, firm or association of persons which is not
                        an Affiliate, providing professional or expert services of any nature;

      "the Parties"     Morila and Anser;

      "Production"      the production of Metals;

      "Programme"       any programme to carry out Exploitation and Development
                        in the Area including, if applicable, a written document setting out reasonable detail of and in connection with:

                        (i) the outline of any and all research, exploration, evaluation, Development, construction, mining and/or other work proposed to be carried out during any Programme; and

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                        (ii)  the estimated cost of such work;

      "the Project"     Exploitation, Development, Production, Marketing and
                        generally the operation of the Mine;

      "Projected Cash   a detailed estimate of revenue receipts and expenses in
      Flow Statement"   respect of the Mine;

      "the Sale of      the agreement, to which this Operator Agreement is
      Shares            annexed as Schedule 3, in terms whereof Randgold
      Agreement"        Resources Limited sells and AngloGold Limited purchases
                        50% of the issued share capital of Randgold Resources
                        (Morila) Limited and 50% of all shareholders' loans owing by Morila to Randgold Resources Limited;

      "Quarterly"       at intervals of 3 (three) months, ending respectively on
                        the last day of March, June, September and December;

      "Reimbursable     the total of all costs reasonably and necessarily
      Costs"            incurred by Anser, its servants, agents and/or employees
                        in connection with and/or arising from the provision of the Services, including (without limitation):

                        (i) a portion of all salaries, wages, bonuses and/or emoluments paid by Anser to employees of AngloGold who are employed in connection with and/or for the purposes of the provision of the Services, pro rated on the basis set out in Clause 3.2 of
                              Schedule 3.2;

                        (ii) all taxes, workmen's compensation premiums and other insurance premiums, and all costs associated with the employment of such employees, including (but not limited to) foreign service allowances and travelling X expenses in respect of which owing by in respect of its employees;

                        (iii) the charges of Outside Consultants and Outside
                              Firms who shall deliver services

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                                                                          Page 7


                              and/or sell goods or commodities to Morila, paid by Anser;

                        (iv) the costs of Special Investigation Work carried out by Anser, or, if carried out by an Outside Consultant or Outside Firm, paid by Anser; and

                        (v) the cost of materials and other goods and/or services supplied by any third Party in connection with the provision of the Services paid by Anser;

      "the              the Remuneration set out in Schedule 3.2;
      Remuneration"

      "Sales"           the gross revenue generated from the sale of all Metals;


      "the Signature    the date of last signature of this Agreement;
      Date"

      "the Services"    the Services set out in Schedule 3.1;

      "Special          undertaking on behalf of Morila and in respect of the
      Investigation     Project of special feasibility and/or other studies,
      Work"             surveys, reports or any other work of a similar nature
                        undertaken by Anser or an Outside Consultant or Outside
                        Firm, appointed by Anser in terms of this Agreement;

      "the State"       the Republic of Mali;

      "Sub-Contractor"  a sub-contractor of Morila, as envisaged in the
                        Convention;

      "Treatment"       the treatment of all ore mined in course of
                        Exploitation, in order to produce gold, silver, platinum
                        group metals and associated metals;
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                                                                          Page 8


2.3 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.4 Any reference to an enactment is to that enactment as at the date of signature hereof.

2.5   Unless inconsistent with the context, an expression which denotes:

25.1  any gender includes the other genders;

1.1.1 a natural person includes an artificial person and vice versa;

1.1.2 the singular includes the plural and vice versa.

2.6 The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear unless the context otherwise requires, the same meaning in such schedules.

3.    INTRODUCTION

3.1   Morila:

3.1.1 intends to undertake the Project in accordance with the requirements and stipulations of the Convention; and

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3.1.2 wishes to appoint Anser as a sub-contractor to be the operator of the
      Mine.

3.2   Anser:

3.2.1 carries on business as the operator of mines; and

3.2.2 wishes to be appointed as the operator of the Mine.

3.3   The Panics wish to record their agreement in writing.

4.    CONDITION PRECEDENT

4.1 This entire agreement (except clauses 4.1, 16, 17, 18, 19 and 20, which shall be of immediate force and effect) is subject to the fulfilment of the Condition precedent that the Sale of Shares Agreement shall become unconditional and shall be implemented by the parties therefor.

4.2 The Parties shall use their respective best endeavours to procure the fulfilment of the Condition as soon as possible after the Signature Date. If the Condition is not fulfilled by the Commencement Date, this Operator Agreement (except clauses 16, 17, 18, 19 and 20, which shall remain of force and effect) shall be of no force or effect and neither Party shall have any claim against the other Party for anything done hereunder or arising hereout.

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5.    APPOINTMENT

5.1 Morila hereby appoints Anser as a Sub-Contractor, to be the operator of the Mine, in respect of the Project, on the terms and conditions set out in this Agreement. Anser hereby accepts the appointment.

5.2 Anser shall act in terms of the Agreement subject at all stages to the overall control of and accountability to the Board. Without limiting the generality of the foregoing, Anser shall not, without the written authority of the Board, be entitled to, nor shall it:

5.2.1 do anything which results or may result in a material change in the business of Morila;

5.2.2 sell, lease, dispose of and/or hypothecate of the Mine and/or any of its material assets;

5.2.3 abandon any rights in respect of the Area;

5.2.4 do anything which brings about any material deviation from the Annual Operating Budget and/or the Mining Plan;

5.2.5 do anything which brings about any material deviation from the Approved Programme in respect of Exploitation; and

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                                                                         Page 11


5.2.6 do anything which brings about any material expansion in the activities of the Mine.

6.    DURATION

6.1 Notwithstanding the Signature Date, this Agreement shall commence on the Commencement Date, and shall, subject to clause 6.2, terminate on the final termination of the Exploitation Permit (it being recorded that the Parties may from time to time request the State to extend the duration of the Exploitation Permit), or on the giving of 12 (twelve) calendar months' written notice by either Party to the other, provided that no such notice shall be given by Anser to expire before 12 (twelve) months after the commencement of Commercial Production.

6.2 In the event that AngloGold, the holding company of AngloGold or any Subsidiary of such holding company shall cease for whatever reason beneficially to own a minimum of 40% of the issued share capital of Morila ("the Change of Control Event"), Morila shall be entitled to terminate this agreement on the giving of not less than 1 calendar month written notice to Anser, provided that such notice shall be given by not later than 3 calendar months after such Change of Control Event.

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                                                                         Page 12


7.    THE SERVICES

      Anser shall provide the Services to Morila on the basis set out in
      Schedule 3.1.

8.    REMUNERATION

      Anser shall be remunerated in respect of the Services on the basis set out in Schedule 3.2.

9.    REPORTING

9.1 Anser shall report to Morila in respect of its operation of the Mine fully and on an ongoing basis. Without limiting the generality of the foregoing, Anser shall provide the members of the Board, from time to time:

9.1.1 by no later than 21 (twenty-done) days after the end of each calendar month for the duration of this Agreement, monthly management accounts in respect of the Mine. The monthly management accounts shall include (but not be limited to) a status report in respect of the Mine, the current financial statements of Morila, and a summary of Morila's hedge position;

9.1.2 by not later than 31 March of each year for the duration of this Agreement, audited financial statements of Morila;

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                                                                         Page 13


9.1.3 any financial and/or other information which any member of the Board may reasonably request;

9.1.4 by not later than 31 March of each year for the duration of this Agreement, copies of the annual income tax return, together with relevant supporting documentation, for submission by Morila to the the State;

9.1.5 not more than 10 (ten) Business Days prior to the meeting of the Board which shall be convened annually for the purposes of considering and approving, with or without amendment, the Budget (including the Projected Cash Flow Statement in respect of the Mine), the Mining Plan and mining programme in respect of the Mine. For the purposes of this clause 9.1.5, the Budget shall consist of the Annual Operating Budget and the Capital Budget which shall have been prepared by Anser in terms of this Agreement;

9.1.6 at the time set out in clause 9.1.5, the programme for the implementation of the Mining Plan which specifies in reasonable detail the development, construction, mining and/or other work proposed to be carried out during the Financial Year and the estimated costs thereof;

9.1.7 as soon as possible in the circumstances, details of any proposed material modifications to the Budget, the Mining Plan and/or the programme referred to in clause 9.1.6;

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                                                                         Page 14


9.1.8 as soon as possible under the prevailing circumstances, reports on any extraordinary events materially affecting the Mine and/or the affairs of Morila; and

9.1.9 when required in respect of the operation of the Mine, a Business Plan.

9.2 It is recorded that Morila has various reporting obligations in terms of the Senior Loan, on the basis set out and contained in Schedule 3.3. Anser shall assist Morila in complying with such reporting obligations, provided that Morila shall be and remain responsible for the accuracy and completeness of its compliance with such reporting obligations, and further provided that Anser shall not be liable in respect of any claim, damage, loss or expense suffered or incurred by Morila in connection with or arising from any failure by Morila timeously and/or fully to comply with its reporting obligations.

10.   ACCESS

      Morila and the members of the Board shall be entitled at all stages and at any time to access to the Mine and to all records of whatever nature relating to the Mine, including (but not limited to) for the purposes of and in connection with the matter set out in clause 11.3, provided that Morila and the members of the Board shall have given reasonable notice to Anser in respect of their requirements in respect of such access.

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                                                                         Page 15


11.   ACCOUNTS

11.1 Anser shall establish and maintain complete and accurate records and accounts of all transactions undertaken by and in connection with the Mine. Such records and accounts shall be kept in accordance with the statutory requirements applicable in Mali and in accordance with international accounting standards.

11.2 All records and statements of account in connection with the Mine shall be kept in the local currency of Mali and in the currency of the United States of America and shall conform in all respects with the law applicable from time to time in Mali including (without limitation) in respect of tax and reporting requirements.

11.3 Without derogating from the generality of the foregoing, Morila and/or its shareholders shall be entitled at its or their own expense to verify the correctness of any and all records and statement of account produced by Anser for and on behalf of the Mine, and shall be entitled, in addition, from time to time, at their expense to procure an independent audit of the Mine and its affairs, by internationally qualified auditors.

12.   FORCE MAJEURE

12.1 If either Party is prevented or restricted directly or indirectly from carrying out all or any of its obligations under this Agreement from any cause beyond

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                                                                         Page 16

      the reasonable control of that Party (including without limiting the generality of the aforegoing, war, civil commotion, riot, insurrection, strikes, lockouts, fire, explosion, flood and acts of God), the Party so affected shall be relieved of its obligations hereunder during the period that such event and its consequences continue but only to the extent so prevented and shall not be liable for any delay or failure in the performance of any obligations hereunder or loss of damages either general, special or consequential which the other Party may suffer due to or resulting from such delay or failure, provided always that written notice shall within 48 (forty-eight) hours of the occurrence constituting force majeure be given of any such inability to perform by the affected Party and provided further that the obligation to give such notice shall be suspended to the extent necessitated by such force majeure.

12.2 The Party invoking force majeure shall use its best endeavours to terminate the circumstances giving rise to force majeure and upon termination of the circumstances giving rise thereto, shall forthwith give written notice thereof to the other Party.

12.3 The Parties agree that, in the event that force majeure occurs as contemplated herein, the duration of this Agreement shall be extended by the period for which such force majeure continues. However should force majeure last more than 6 (six) months, the Party who has not claimed force majeure may terminate this Agreement.

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                                                                         Page 17


13.   CONFIDENTIALITY

      Anser acknowledges that it shall, in the process of delivering the Services, gain information of a confidential nature in respect of the Mine. Anser hereby irrevocably undertakes not to disclose any confidential information to any third Party without the prior written consent of Morila.

14.   BREACH

14.1 Should either Party ("the defaulting Party") commit a breach of any of the provisions hereof, then the other Party ("the aggrieved Party") shall, if it wishes to enforce its rights hereunder, be obliged to give the defaulting Party 30 (thirty) days written notice to remedy the breach. If the defaulting Party fails to comply with such notice, the aggrieved Party shall be entitled to cancel this Agreement against the defaulting Party or to claim immediate payment and/or performance by the defaulting Party of all of the defaulting Party`s obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the aggrieved Party's rights to claim damages. The foregoing is without prejudice to such other rights as the aggrieved Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the aggrieved Party shall not be entitled to cancel this Agreement for any breach by the defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment

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                                                                         Page 18


       in money, or if it is capable of being remedied by a payment in money; the defaulting Party fails to pay the amount concerned within 30 (thirty) days after such amount has been determined.

14.2 Either Party shall be entitled summarily to terminate this Agreement by written notice to the other of them ("the Defaulting Party"), in the event that the Defaulting Party shall:

14.2.1 be wound up or placed under judicial management (whether provisionally or finally);

14.2.2 offers in writing to enter into an agreement of compromise with its creditors, and

14.2.3 in the case of Anser, ceases to be a subsidiary of AngloGold.

15.    CESSION

       Anser shall he entitled to cede and assign all of its right, title and interest in and to this Agreement to any company which shall be a subsidiary of AngloGold.

16.    DOMICILIUM

16.1 The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

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                                                                         Page 19


             MORILA:                    Randgold Resources Limited
                                        3443 Avenue Al-Qoods
                                        Hippodrome
                                        Bamako
                                        Mali

                                        For the Attention: The Company Secretary

                                        with a copy to--
                                        Randgold Resources Limited
                                        La Motte Chambers
                                        St Helier
                                        Jersey
                                        Channel Islands

             ANSER:                     18th Floor
                                        11 Diagonal Street
                                        Johannesburg
                                        Republic of South Africa

                                        For the Attention: The Company Secretary

16.2 Either Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number, and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

16.3 All notices, demands, communications or payments intended for either Party shall be made or given at such Party's domicilium for the time being.

16.4 A notice sent by one Party to another Party shall be deemed to have been received:

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                                                                         Page 20


16.4.1 on the same day, if delivered by hand:

16.4.2 on the same day, if sent by telex, cablegram, facsimile transmission or electronic transmission;

16.4.3 on the twentieth day after posting, if sent by prepaid registered airmail.

16.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citaudi et executaudi.

17.    COSTS

       The Parties shall bear their own costs of and incidental to the negotiation, preparation and execution of this Agreement.

18.    GOVERNING LAW

       The provisions of this Agreement shall be governed by and construed in accordance with the laws of the Republic of Mali.

19.    ARBITRATION

       All disputes arising between the Parties in connection with the interpretation, execution and/or the implementation of this Agreement shall be finally settled in

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                                                                         Page 21


       accordance with the Rules of Arbitration of the International Chamber of Commerce, by three Arbitrators appointed in accordance with such Rules. The Arbitration shall be held in Johannesburg.

20.    GENERAL

20.1 This document constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

20.2 Neither Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

20.3 No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

20.4 No indulgence which either of the Parties ("the grantor") may grant to the other of them ("the grantee") shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee which might have arisen in the past or which might arise in the future.

20.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be

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                                                                         Page 22


      open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

20.6 Subject to clause 15, neither Party shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Party.

SIGNED AT Johannesburg this 29th day of May 2000

                                             for and on behalf of:
                                             SOCIETE DES MINES DE MORILA
                                             SA


                                             /s/ D.M. Bristow /s/ D. Ashworth
                                             ----------------------------------
                                             who warrants his authority hereto

                                             D.M. Bristow         D. Ashworth

SIGNED AT Johannesburg this 29th day of May 2000

                                             for and on behalf of:
                                             ANGLOGOLD SERVICES MALI SA


                                             /s/ SIGNATURES ILLEGIBLE
                                             --------------------------------
                                             who warrants his authority hereto

                                                                    SCHEDULE 3.1

                                  THE SERVICES

1.    INTERPRETATION

1.1 The headnotes to the paragraphs in this Schedule 3.1 are for reference purposes only and shall not affect the interpretation of any part hereof.

1.2 Unless inconsistent with the context, the words and expressions set forth in this Schedule 3.1 shall bear the same meaning as in the Agreement.

2.    RELATIONSHIP OF THE PARTIES

      Anser, in providing the Services, shall be and act as the agent for and on behalf of Morila and shall be entitled, subject to the terms of the Agreement to bind Morila in relation to and in respect of all matters arising from and/or connected to the implementation of the Agreement.

3.    MANDATE

      Anser is hereby mandated to manage, supervise and conduct all technical and other activities in connection with and arising from the Exploitation of Morila, the Mine and all matters incidental thereto, including (without limitation) Exploitation, Development, Production, Treatment and Marketing. Anser shall at all times act in good faith and to the best of its ability; and shall act to a standard according to good

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      mining, processing and engineering practices generally prevailing in the mining industry; and shall act in accordance with all applicable laws, regulations, agreements, permits and licences applicable to the Mine. Anser shall provide the Services both within and outside the territory of the Republic of Mali.

4.    THE SERVICES

      Without limiting the generality of the mandate set out in clause 4 of this
      Schedule 3.1, Anser shall provide the following services to Morila:

4.1   EXPLORATION, DEVELOPMENT, EXPLOITATION, TREATMENT, MARKETING AND

4.1.1 All administrative, financial, technical and consultative services required to conduct Exploitation, Development, Treatment and the Marketing of the Minerals referred to in the Exploitation Permit, and

4.1.2 at the end of the life of the Mine, all administrative, financial, technical and consultative services required to close the Mine and to rehabilitate the Area.

4.2   PROGRAMMES AND BUDGETS

4.2.1 The preparation of Programmes and the Capital Budget relating to Development and the construction of the Mine, together with amendments thereto. Without limiting the generality of the foregoing, the Capital Budget shall include the Capital Expenditure Estimate;

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                                                                          Page 3


4.2.2 the preparation of Programmes and the Annual Operating Budget relating to mining activities together with amendments and supplements;

4.2.3 the preparation of budgets in respect of all Programmes, Development, mining and Treatment activities within the Area; and

4.2.4 the preparation from time to time, when required in respect of the operation of the Mine, a Business Plan.

4.3   CONSULTATIVE SERVICES

      The provision of services in respect of all aspects of gold mining including (but not limited to):

4.3.1 The preparation and submission to the Board, from time to time, of analyses of the international gold market;

4.3.2 the provision of advice in respect of the marketing of gold;

4.3.3 the provision of reports in respect of developments in geological and mining technology;

4.3.4 the use of advanced technical facilities and infrastructure for the purposes of enabling mining personnel in the Area to benefit from advanced training programmes;

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                                                                          Page 4


4.3.5 the provision of advice in respect of foreign exchange currency management; and

4.3.6 any other specialised services and/or advice which may reasonably he requested by Morila from time to time.

4.4   ADMINISTRATIVE AND FINANCIAL SERVICES

4.4.1 The operation of all administrative and financial aspects of the Mine and/or other activities of Morila, both foreign and domestic, including (without limitation):

4.4.2 The opening and maintenance of banking accounts in the name of Morila, as approved by the Board;

4.4.3 the investment on deposit in institutions approved by the Board, of funds in an amount determined by the Board;

4.4.4 the arranging of overdraft facilities required in connection with the Mine, as determined by the Board:

4.4.3 the negotiation and conclusion of financing arrangements in respect of the funds required in terms of the Annual Operating Budget;

4.4.6 the preparation and maintenance of management and accounts and financial statements in terms of international accounting standards; and

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                                                                          Page 5


4.4.7 the securing and maintenance of insurance in respect of the Mine and its activities, as determined by the Board.

4.5   RECRUITMENT OF PERSONNEL

      The recruitment of and the conclusion of employment agreements on behalf of Morila with persons of requisite skill and ability to enable Morila generally to carry on its mining activities and specifically to implement all Approved Programmes, it being recorded that Anser shall be entitled to second to Morila such expatriate personnel as may, in the reasonable opinion of Anser, be required in respect of the efficient carrying out of the mining activities of Morila and the Approved Programmes, provided that Anser shall give preference to citizens of and/or permanent residents in Mali who shall have equal qualifications, ability and experience in relation to such positions of employment.

4.6   TRAINING OF PERSONNEL

      The training of Malian personnel, including (without limitation) training in administrative, operational and technical aspects concerning the Mine.

4.7   MARKETING

      The Marketing of metals produced by the Mine.

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                                                                          Page 6


4.8   GENERAL COMMERCIAL SERVICES

4.8.1 The provision of general commercial services in respect of and in connection with the proper operation of the Mine and the implementation of all Approved Programmes; and

4.8.2 the provision of services as buying and selling agents.

4.9.  STATUTORY OBLIGATIONS

4.9.1 The carrying out of obligations of Monila in terms of and/or arising from the Exploitation Permit, and all laws, regulations and/or other rules applicable to the Mine;

4.9.2 the securing and maintaining of all permits, approvals and authorities necessary or appropriate to enable Morila to carry out the Exploitation;

4.9.3 the payment, on behalf of and with the funds of Morila, of all taxes, duties, levies and royalties due by Morila in respect of and/or arising from the Mine and its activities; and

4.9.4 the compliance with the requirements of all laws, regulations and/or rules in the Republic of Mali, including (without limitation) the requirements of the Mining Code and the Exploitation Permit.

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                                                                          Page 7


4.10   APPOINTMENT OF SUBCONTRACTORS

4.10.1 Anser shall be entitled in its discretion to obtain the services of consultants and/or subcontractors, who may be Outside Consultants or Outside Firms;

4.10.2 Anser shall be responsible for the supervision of the Services set out in clause 4.10 and shall be and remain principally liable to Morila for the proper provision of the Services notwithstanding that Anser may have subcontracted a portion of such Services to an Outside Consultant or an Outside Firm in terms of this clause 4.9.4.

4.11   SPECIAL INVESTIGATION WORK

       Morila shall be entitled, from time to time, to request Anser in writing to carry out Special Investigation Work, whereupon the Parties shall meet to determine and to agree on the scope and extent of such Special Investigation Work, as well as the Remuneration payable to Anser in respect thereof.

4.12   OTHER WORK

       Morila shall be entitled, from time to time, to request Anser in writing to provide services which fall outside the scope of this Agreement whereupon the Parties shall meet to determine and to agree on the scope and extent of

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                                                                          Page 8


       such additional services and the Remuneration payable to Anser in respect thereof.

4.13  INSURANCE

      Anser shall assist Morila from time to time in connection with the entering into and the maintaining in force and effect of appropriate insurance policies, provided that Anser shall not be liable for any claim, damage, loss or expense suffered by Morila in connection with and/or arising from any failure to enter into any insurance arrangement and/or the lapsing of any insurance arrangement entered into by Morila.

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                                                                     SCHEDULE 32

                                  REMUNERATION

1.    INTERPRETATION

1.1. The headnotes to the paragraphs in this Schedule 3.1 are for reference purposes only and shall not affect the interpretation of any part hereof.

1.2. Unless inconsistent with the context, the words and expressions set forth in this Schedule 3.2 shall bear the same meaning as in the Agreement.

2.    ENTITLEMENT

2.1. Anser shall be entitled to be remunerated in respect of the Services provided to Morila in terms of the Agreement, on the basis set out in this
      Schedule 3.2.

2.2. In addition to the Remuneration to which Anser shall be entitled, Anser shall be entitled to be reimbursed in respect of any costs incurred by it for and on behalf of Morila, in the provision of the Services.

3.    REIMBURSEMENT

3.1. Anser shall be entitled to be reimbursed in respect of any Reimbursable Cost, on the basis that such reimbursable cost shall be the actual cost incurred by Anser and, in the case of payments made to, or the chargeable cost of employees of Anser, shall not exceed the cost which would be incurred by

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                                                                          Page 2


      reference to generally prevailing standards and practices in the international mining industry in respect of comparable services (it being recorded, for the avoidance of doubt, that such cost shall be net of any profit to the Operator).

3.2. Anser shall identify and shall, from time to time, advise Morila of employees of Anser and/or AngloGold who are employed in connection with and/or for the purposes of the provision of Services, and shall classify such employees into one of two categories, namely "Contract Employees" and "Hourly Employees". In respect of Contract Employees, Anser shall be entitled to be reimbursed in respect of a percentage of the total emoluments of such Contract Employee, payable to such Contract Employee, and shall notify Morila from time to time of the appropriate percentage of the total emoluments which shall constitute a Reimbursable Cost. In respect of Hourly Employees, Anser shall, monthly in arrears, submit details to Morila of the time spent by each Hourly Employee in connection with and/or for the purposes of provision of Services in terms of this Operator Agreement, and the cost of such time actually spent shall constitute a Reimbursable Cost.

3.3. In the event that Anser shall contract with an Affiliate in respect of the performance of any services and/or in respect of the purchase of any material and/or commodity for and on behalf of Morila, the cost incurred by Anser (which shall be a Reimbursable Cost) shall not exceed the cost which would ordinarily be payable by reference to generally prevailing standards and practices in the international mining industry in respect of comparable

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                                                                          Page 3


      services, materials and/or commodities (it being recorded, for the avoidance of doubt, that such cost shall be net of any profit to the Operator).

3.4. Anser shall be entitled to be repaid in respect of all Reimbursable Costs, at the end of each calendar month during which such Reimbursable Costs shall have been incurred. Anser shall be entitled to repay itself from the funds of Morila, in respect of the aggregate of all such Reimbursable Costs.

4.    MANAGEMENT FEE

4.1. Anser shall be entitled to a management fee calculated as to 1% (one percent) of total Sales of Morila.

4.2. The management fee shall be payable Quarterly in arrears, it being recorded that Anser shall be entitled to pay itself the management fee from the funds of Morila.

5.    ENGINEERING FEE

5.1. Anser shall be entitled to an engineering fee for each Capital Project undertaken by Morila after Commercial Production.

5.2. The engineering fee shall be calculated as to 4% (four percent) of the Engineering Fee Base Amount of each Capital Project, and shall be payable on the basis that:

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                                                                          Page 4


5.2.1. Anser shall be entitled, in respect of each Capital Project, to elect whether to be paid on a provisional basis or a final basis (as set out in this clause 5.1, provided that if Anser shall have elected that the engineering fee shall be paid to it on a provisional basis, it shall be entitled to elect at any time to be paid instead on a final basis;

5.2.2. if Anser elects that the engineering fee shall be paid to it on a provisional basis, it shall deliver a written notice to Morila wherein Anser shall set out its best estimate of the Capital Cost of the Capital Project and the anticipated date of completion of the Capital Project. On delivery of such notice, a provisional engineering fee shall be determined by reference to the estimated Capital Cost and the amount so calculated shall be divided into equal monthly instalments over the estimated time for the completion of the Capital Project. Anser shall be paid such instalments monthly in arrears by not later than the 14th day of the calendar month following the month in respect of which such instalment shall be due. Upon the completion of the Capital Project, the actual Capital Cost and the actual engineering fee thereon shall be finally determined and the Parties shall cause an adjusting payment to be made amongst them, by not later than 14 (fourteen) days after the completion of the Capital Project;

5.2.3. if Anser shall have elected to be paid on a final basis, then the actual cost of the Capital Project which shall have been incurred from time to

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                                                                          Page 5


       time shall be determined on a monthly basis, and the engineering fee shall be calculated monthly on such cost, and shall be paid to Anser by not later than the 14" day of the calendar month immediately following the month during which such costs shall have been incurred. For the avoidance doubt it is recorded that such payments shall not be subject to any adjustment; and

5.2.4. in the event that Anser shall have elected to be paid on a provisional basis, but thereafter elects to be paid on a final basis, an adjusting payment shall be made at the time when the basis of payment shall be adjusted from a provisional basis to a final basis, and Anser shall thereafter be paid mutatis mutandis on the basis set out in clause 5.2.2.

6.     CONSULTATIVE SERVICES

6.1. Anser shall be entitled to remuneration in respect of all consultative services not performed by those employees of Anser and/or Morila whose services are performed on a regular and full time daily basis in respect of the Mine. The remuneration payable in respect of consultative services shall be calculated at the standard rates charged from time to time by AngloGold to Parties to whom it delivers similar consultative services.

6.2. Remuneration in respect of consultative services shall be payable to Anser by not later than 30 (thirty) days from the date on which Anser shall deliver an invoice to Morila in respect of such services.

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                                                                          Page 6


7.    SPECIAL INVESTIGATION WORK

      In the event that Morila shall have requested Anser in writing to carry out Special Investigation Work, the Parties shall meet in order to negotiate and to agree on the scope and extent of such Special Investigation Work and in respect of the Remuneration payable to Anser in respect thereof.

8.    OTHER WORK

      In the event that Anser shall have undertaken, at the written request of Morila, to provide services which fall outside the scope of this Agreement, the Parties shall meet in order to negotiate and to agree on the Remuneration payable to Anser in respect thereof.

9.    RE-NEGOTIATION OF REMUNERATION

      In the event that, in the view of either of the Parties, the Remuneration payable to Anser in terms of this Agreement shall not be fair, or shall not accord with remuneration charged generally by the international mining industry in respect of similar services, the Parties shall meet in order to re-negotiate and to agree in respect of an amendment to such Remuneration.